Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-201699) pertaining to the 2004, 2010 and 2014 Stock Plans of Pacific DataVision, Inc. of our report dated June 10, 2015, relating to our audits of the financial statements of Pacific DataVision, Inc. as of March 31, 2015 and 2014 and for each of the three years ended March 31, 2015.

/s/ PKF O’Connor Davies

a division of O’Connor Davies, LLP

New York, NY

June 10, 2015